As filed with the Securities and Exchange Commission on June 28, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSTANT CONTACT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3285398
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

2007 Employee Stock Purchase Plan

(Full Title of the Plan)

Robert P. Nault

Vice President, General Counsel and Secretary

Constant Contact, Inc.

1601 Trapelo Road

Waltham, Massachusetts 02451

(Name and Address of Agent For Service)

(781) 472-8100

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	350,000 shares	$15.97(2)	$5,589,500(2)	$762.41

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on June 27, 2013.

Statement of Incorporation by Reference

This registration statement on Form S-8 is being filed to register the offer and sale of an additional 350,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of Constant Contact, Inc. (the “Registrant”) to be issued under the 2007 Employee Stock Purchase Program of the Registrant. In accordance with General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-147101, filed by the Registrant with the Securities and Exchange Commission on November 2, 2007.

Item 5. Interests of Named Experts and Counsel.

The legality of the Common Stock offered hereby has been passed upon for the registrant by Robert P. Nault, Vice President, General Counsel and Secretary of the registrant. As of June 28, 2013, Mr. Nault owned 3,412 shares of Common Stock.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on this 28th day of June, 2013.

CONSTANT CONTACT, INC.

By:	/s/ Gail F. Goodman
Gail F. Goodman, President and Chief
Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Constant Contact, Inc., hereby severally constitute and appoint Gail F. Goodman, Harpreet S. Grewal and Robert P. Nault, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Constant Contact, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gail F. Goodman Gail F. Goodman	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 28, 2013

/s/ Harpreet S. Grewal Harpreet S. Grewal	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 28, 2013

/s/ Thomas Anderson Thomas Anderson	Director	June 28, 2013

/s/ Robert P. Badavas Robert P. Badavas	Director	June 28, 2013

/s/ John Campbell John Campbell	Director	June 28, 2013

/s/ Jay Herratti Jay Herratti	Director	June 28, 2013

/s/ William S. Kaiser William S. Kaiser	Director	June 28, 2013

/s/ Daniel T.H. Nye Daniel T. H. Nye	Director	June 28, 2013

/s/ Sharon T. Rowlands Sharon T. Rowlands	Director	June 28, 2013

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	Second Amended and Restated By-Laws of the Registrant

5	Opinion of Robert P. Nault, Vice President, General Counsel and Secretary of the Registrant

23.1	Consent of Robert P. Nault (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included on the signature pages of this registration statement)

99.1(1)	2007 Employee Stock Purchase Program

99.2(2)	Amendment No. 1 to the 2007 Employee Stock Purchase Plan

99.3(3)	Amendment No. 2 to the 2007 Employee Stock Purchase Plan

99.4(4)	Amendment No. 3 to the 2007 Employee Stock Purchase Plan

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-144381), and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Securities and Exchange Commission on August 13, 2008.
(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 2, 2009.
(4)	Previously filed with the Securities and Exchange Commission as Annex A to the Registrant’s Definitive Proxy Statement on Form DEF 14A, filed with the Securities and Exchange Commission on April 15, 2013.